Exhibit 99.1

Overstock Completes Conversion of Preferred Stock
Simplifies equity capital structure by moving to a single class of stock

SALT LAKE CITY – June 14, 2022 - Overstock.com, Inc. (NASDAQ:OSTK), a leading home furnishings e-commerce retailer, today announced it has completed the conversion of the company’s Digital Voting Series A-1 Preferred Stock (OSTKO) (the “Series A-1”) and Voting Series B Preferred Stock (OSTBP) (the “Series B”) into shares of the company’s common stock (NASDAQ: OSTK) (the “Conversion”). The Series A-1 and Series B shares ceased trading at market close on June 10, 2022, and shortly thereafter the company filed applicable documents with the Delaware Secretary of State to effect the Conversion.

The company’s transfer agent, Computershare, Inc., has made the common shares available to its registered shareholders and the Depository Trust & Clearing Corporation (DTCC) in order to distribute them to the applicable broker-dealers and their customers. Holders of Series A-1 and Series B preferred shares should expect to see new common shares in their brokerage accounts promptly after their respective broker-dealers update their records with the DTCC.

“This conversion simplifies our equity capital structure by moving to a single class of stock from three classes, and is what our investors wanted," said Overstock CEO Jonathan Johnson.

For investors who held Series A-1 shares in a tZERO Markets account prior to the Conversion, please log in and navigate to the FAQs in the upper right corner for detailed information on your new common stock shares.

About Overstock
Overstock.com, Inc. (Common Stock (NASDAQ:OSTK) / Series A-1 Preferred Stock (tZERO ATS:OSTKO) / Series B Preferred Stock (OTCQX:OSTBP)) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new home products at low prices, including furniture, décor, area rugs, bedding and bath, home improvement, and more. The online shopping site features millions of products that tens of millions of customers visit each month. In 2014, Overstock became the first major retailer to accept cryptocurrency as a form of payment and continues to do so. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

O, Overstock.com, O.com, and Club O are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding the Conversion. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Form 10-Q for the quarter ended March 31, 2022, and in our subsequent filings with the SEC.

About tZERO
tZERO Group, Inc. (tZERO) and its broker-dealer subsidiaries provide an innovative liquidity platform for private companies and assets. We offer institutional-grade solutions for issuers looking to digitize their capital table through blockchain technology, and trade on a regulated alternative trading system. tZERO, through its broker-dealer subsidiaries, democratizes access to private assets by providing a simple, automated, and efficient trading venue to broker-dealers, institutions, and investors. tZERO is a portfolio company of Medici Ventures, L.P., a blockchain-focused fund. The general partner of that fund is an entity affiliated with Pelion Venture Partners. Overstock.com, Inc. (NASDAQ:OSTK) is a limited partner of Medici Ventures, L.P. and holds a direct minority interest in tZERO. For more information on tZERO, please visit https://www.tzero.com/.

Contacts Investor Relations: Lavesh Hemnani ir@overstock.com	Media Relations: Sarah Factor pr@overstock.com